                                                                    EXHIBIT 10.1

                             AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


      THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Agreement") is made effective the 26th day of June, 1996, by and between NATIONAL MEDIA CORPORATION ("National Media"), QUANTUM NORTH AMERICA, INC., formerly known as MEDIA ARTS INTERNATIONAL, LTD. ("Media Arts"). QUANTUM INTERNATIONAL LIMITED ("Quantum"), POSITIVE RESPONSE TELEVISION, INC., ("PRT"), DIRECTAMERICA CORPORATION ("DAC") and MERIDIAN BANK ("Bank"). National Media, Media Arts, Quantum, PRT and DAC are herein collectively referred to as the "Borrowers" and each individually as a "Borrower". National Media, Media Arts and Quantum are sometimes herein collectively referred to as the "Original Borrowers."

                                   BACKGROUND
                                   ----------

      A. By a Note and Warrant Purchase Agreement dated October 19, 1994, by and between the Original Borrowers, as sellers, and Safeguard Scientifics (Delaware), Inc. ("Safeguard"), as purchaser (the "Note and Warrant Purchase Agreement"), National Media and certain of its Subsidiaries ("Media Consolidated") agreed to issue and sell to Safeguard, inter alia, their Secured
                                                      ----- ----
Subordinated Notes due September 30, 1999, in the original principal amount of Five Million Dollars ($5,000,000.00) (the "Secured Subordinated Notes").

      B. By a Purchase Agreement dated April 20, 1995, by and between Safeguard and others, as holders of the Subordinated Secured Notes, and Bank (the "Purchase Agreement"), Bank agreed to purchase from the holders, inter alia, all
                                                                 ----- ----
their right, title and interest in, to and under the Secured Subordinated Notes, the Note Security Documents and the Note Pledge Documents, subject to the Barclays Lien.

      C. By a certain Loan and Security Agreement dated November 28, 1995 by and between the Original Borrowers, (as amended, supplemented, replaced and modified from time to time the "Existing Loan Agreement"), Bank extended to the Original Borrowers a revolving line of credit and a foreign exchange contract line, secured by all assets of the Original Borrowers and subject to the terms and conditions set forth therein.

      D.  National Media has acquired all of the stock of PRT and DAC.

      E.  At Borrowers' request, Bank has agreed, inter alia, to (i) increase
                                                  ----- ----
the amount of the existing line of credit to Twenty Million Dollars ($20,000,000.00), (ii) add PRT and DAC as Borrowers hereunder, and (ii) amend certain covenants of Borrowers hereunder, all of which Bank is willing to do upon and subject to the terms and conditions of this Agreement.

      F. Capitalized terms not otherwise defined herein will have the meanings set forth therefor in Section 16 of this Agreement.
                      ----------

    NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrowers by Bank, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  CONFIRMATION OF BACKGROUND. Borrowers hereby jointly and severally ratify,
    --------------------------
confirm and acknowledge that the statements contained in the foregoing Background are true and complete in all respects and that the Indebtedness Documents are valid, binding and in full force and effect as of the date hereof and fully enforceable against the Original Borrowers and their assets in accordance with the terms thereof.

2.  GENERAL ACKNOWLEDGEMENTS. Borrowers hereby acknowledge and agree that:
    ------------------------

            (a) Except as expressly provided herein, neither this Agreement nor any other agreement entered in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation or release of any of the Indebtedness Documents, or any rights or obligations thereunder, or a waiver by Bank of any of its rights under the Indebtedness Documents or at law or in equity;

            (b) All liens, security interests, rights and remedies granted to the Bank in the Indebtedness Documents are hereby renewed, confirmed and continued, and shall also secure the performance by Borrowers of their respective obligations hereunder; and

            (c) No Borrower has any defense, set-off, counterclaim or challenge against the payment of any sums owing under the Indebtedness Documents, or the enforcement of any of the terms or conditions thereof.

3.  THE LINE; THE FOREIGN EXCHANGE CONTRACT LINE; USE OF PROCEEDS.
    -------------------------------------------------------------

      3.1.  Line of Credit. Bank will establish for Borrowers for and during the
            --------------
period from the date hereof and until September 30, 1997 (the "Contract Period"), subject to the terms and conditions hereof, a revolving line of credit (the "Line") pursuant to which Bank will from time to time make loans or other extensions of credit to Borrowers in an aggregate amount not exceeding at any time the Line Amount. Borrowers may borrow, repay (without penalty or premium except with respect to LIBOR Loans) and reborrow under the Line. The Line shall be subject to all terms and conditions set forth in all of the Loan Documents which terms and conditions are incorporated herein. Borrowers' obligation to repay the loans and extensions of credit under the Line shall be evidenced by Borrowers' amended and restated promissory note (the "Line Note") in the face amount of Twenty Million Dollars ($20,000,000.00), which shall be in the form attached hereto as Exhibit "A", with the blanks appropriately filled in. The
                   -----------
Line may be renewed, at Bank's discretion, based upon Bank's review of Borrowers' annual financial statements for the fiscal year ending March 31, 1997 and such other information available to Bank and/or which Bank reasonably requests from Borrowers.

      3.2.  Use of Proceeds.  Borrowers agree to use advances under the Line for
            ---------------
proper working capital purposes, short-term borrowings, the acquisition of the stock of the Prestige Group and other acquisitions permitted under Section 8.7
                                                                   -----------
hereof and permitted Capital Expenditures.

      3.3.  Method of Advances. On any Business Day, Borrowers may request an
            ------------------
advance under the Line by delivering to the bank officer designated by Bank no later than 11:00 a.m. Philadelphia time on the Business Day such advance is requested to be funded such documentation as Bank may from time to time reasonably require. Subject to the terms and conditions of this Agreement, Bank shall make the proceeds of a cash advance available to Borrowers by crediting such proceeds to Borrowers' deposit account with Bank. Such request may be by telephone, unless Bank has advised Borrowers in writing that written requests are required. Bank may require prompt written confirmation of any telephone request and additional back-up documentation, from time to time. Each request for an advance under the Line shall be conclusively presumed to be made by a person authorized by Borrowers to do so.

      In addition to the foregoing, Borrowers authorize Bank, without further authorization or notice, to make advances under the Line into Borrowers' operating account(s) with Bank. Such advances will be in amounts sufficient to honor checks drawn on such account, provided that (a) the aggregate of such advances plus the then outstanding principal balance under the Line does not exceed the Line Amount, and (b) no Event of Default has occurred and is continuing. Bank reserves the right not to honor any checks drawn on such account, if such honor would result in the outstanding principal balance of the Line exceeding the Line Amount, or if an Event of Default has occurred and is continuing. All advances made by Bank into such account shall be deemed to be Commercial Rate Loans under the Line. Such account arrangements may be terminated by Bank at any time upon five (5) days' written notice.

      3.4.  Letters of Credit. Bank will issue for the account of Borrowers
            -----------------
merchandise and standby letters of credit in form and content reasonably satisfactory to Bank, at its sole discretion, with a term not to exceed the earlier to occur of (a) one hundred twenty (120) days (for merchandise letters of credit), (b) twelve (12) months (for standby letters of credit), or (c) the expiration date of the Contract Period of the Line. Notwithstanding the foregoing, at no time shall the principal balance of the Line, plus the aggregate face amount of all outstanding letters of credit issued under the Line exceed the Line Amount. Bank will issue letters of credit with a term expiring after the expiration date of the Contract Period if Borrowers deposit with Bank, at the time of issuance, cash collateral in an amount equal to the face value of such letters of credit, plus all fees which will accrue thereunder.

      Borrowers will execute a letter of credit application and letter of credit agreement, and such other documents as may be reasonably required by Bank in connection with the issuance of letters of credit hereunder. The outstanding face amount of all letters of credit issued by Bank pursuant hereto will reduce Borrowers' ability to borrow under the Line as if such face amount were an advance under the Line. In the event that Bank pays any sums due pursuant to such letters of credit for any reason, such payment shall be deemed to be an advance under the Line repayable by Borrowers pursuant to the terms hereof.

      In the event that the Line is terminated for any reason or demand is made thereunder, Borrowers will deposit with Bank an amount equal to the face amount of all letters of credit then outstanding which have been issued hereunder, plus all fees related thereto or to accrue thereunder. Such funds will be held by Bank as cash or cash equivalents collateral to secure Borrowers' obligations hereunder.

      3.5.  Foreign Exchange Contracts. As requested by Borrowers, Bank will
            --------------------------
issue and/or rollover for the account of Borrowers foreign currency spot contracts and foreign currency forward contracts with an aggregate Foreign Exchange Contract Risk to the Bank not to exceed Ten Million Dollars ($10,000,000.00) in form and content reasonably satisfactory to Bank, in its sole discretion.

      Borrowers will execute such documentation as requested by Bank in connection with the issuance and/or rollover of any foreign currency contract, including, without limitation, that certain International Foreign Exchange Master Agreement (the "Foreign Exchange Agreement").

      The Bank retains the right to reject, in its sole discretion, any request by Borrowers for the issuance or rollover of any foreign currency contract which Bank deems imprudent."

4.  INTEREST RATE.
    -------------

      4.1.  Interest on the Line. Interest will accrue on cash advances under
            --------------------
the Line from date of advance until final payment thereof at one or more of the following rates as selected by Borrowers from time to time:

            (a) National Commercial Rate. The National Commercial Rate in effect
                ------------------------
from time to time (such interest rate to change immediately upon any change in the National Commercial Rate); or

            (b) LIBOR. By giving Notification, Borrowers may request to have a
                -----
portion of the outstanding principal of the Line as hereinafter permitted accrue interest at a rate equal to the LIBOR Rate as follows: (i) with respect to the principal amount of any advance under the Line, from the date of such advance until the end of the Rate Period specified in the Notification; and/or (ii) with respect to the principal amount of any portion of the Line outstanding and earring interest at a LIBOR Rate at the time of the Notification related to such principal amount, from the expiration of the then current Rate Period related to such principal amount until the end of the Rate Period specified in the Notification; and/or (iii) with respect to all or any portion of the principal amount of the Line outstanding and earning interest at the National Commercial Rate at the time of Notification, from the date set forth in the Notification until the end of the Rate Period specified in the Notification.

            (c) Multiple Rates. Borrowers understand and agree that: (i) subject
                --------------
to the provisions of this Agreement, the National Commercial Rate and the LIBOR Rate may apply simultaneously to different parts of the outstanding principal balance of the Line, (ii) the LIBOR Rate applicable to any portion of outstanding principal of the Line may be different from the LIBOR Rate applicable to any other portion of outstanding principal of the Line, (iii) portions of the Line bearing interest at the LIBOR Rate must be in a minimum increment of Two Hundred Fifty Thousand Dollars ($250,000.00) and multiples of Fifty Thousand Dollars ($50,000.00), (iv) as of any one time or from time to time, there will be no more than eight (8) different rates of interest applicable to advances and loans made under the Line (for example, seven (7) LIBOR Loans bearing different LIBOR Rates and all remaining outstandings bearing interest at the National Commercial
Rate); and (v) Bank shall have the right to terminate any Rate Period and the LIBOR Rate applicable thereto, prior to maturity of such Rate Period (without any prepayment penalty payable by Borrower as a result of such termination), if Bank determines in good faith (which determination shall be conclusive) that continuance of such interest rate has been made unlawful by any law, statute, rule or regulation, to which Bank may be subject, in which event the principal to which such terminated Rate Period relates thereafter shall earn interest at the National Commercial Rate.

     4.2.  Default Interest. Interest will accrue on the principal balance of
           ----------------
the Line after the occurrence and during the continuation of an Event of Default or expiration of the Contract Period at a rate which is two percent (2%) in excess of the applicable non-default rate otherwise set forth above for the Line. Bank agrees to provide prior written notice to Borrowers of the accrual of interest at the Default Rate.

     4.3.  Post Judgment Interest. Any judgment obtained for sums due hereunder
           ----------------------
or under the Loan Documents will accrue interest at the applicable default rate set forth above until paid.

     4.4.  Calculation. Interest will be computed on the basis of a year of 360
           -----------
days and paid for the actual number of days elapsed.

     4.5.  Limitation of Interest to Maximum Lawful Rate. In no event will the
           ---------------------------------------------
rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrowers. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Bank may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any default by Borrowers. Borrowers agree, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

5.   PAYMENTS AND FEES.
     -----------------

     5.1.  Interest Payments on the Line. Borrowers will pay interest on the
           -----------------------------
principal balance of the Line as follows:


           (a) for advances bearing interest based on the National Commercial Rate, interest will be payable on the first day of each calendar month as billed by Bank, and

           (b) for advances bearing interest based on the LIBOR Rate interest will be payable at the end of the applicable Rate Period.

     5.2.  Principal Payments on the Line. Borrowers will pay the outstanding
           ------------------------------
principal balance of the Line, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof, ON DEMAND after the occurrence of an Event of Default or after expiration of the Contract Period. Notwithstanding the foregoing, if the Line Amount is reduced as a result of Borrowers' failure to consummate the Secondary Offering by or before December 31, 1996, Borrowers shall immediately repay to Bank any and all principal outstanding under the Line in excess of the Line Amount.

      5.3.  Letter of Credit and Bankers Acceptances Fees. For each issuance or
            ---------------------------------------------
renewal of a merchandise letter of credit, Borrowers will pay to Bank an issuance or renewal fee in an amount equal to one-quarter of one percent (1/4 of 1%) of the face amount of such merchandise letter of credit, payable coincident with and as a condition of the issuance or renewal of such merchandise letter of credit, together with a one and one-half percent (1 1/2 %) commission per annum on any banker's acceptances arising out of such merchandise letters of credit, payable coincident with and as a condition of this issuance of such banker's acceptances. For each issuance or renewal of a standby letter of credit hereunder, Borrowers will pay to Bank an issuance or renewal fee in an amount equal to one and one-half percent (1 1/2%) per annum of the face amount of such standby letter of credit, payable coincident with and as a condition of the issuance or renewal of such standby letter of credit. In addition, Borrowers shall pay such other fees and charges in connection with the negotiation or cancellation of each merchandise and standby letter of credit and banker's acceptances as may be customarily charged by Bank. Such fees shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

      5.4.  Foreign Exchange Contract Fees. Borrowers shall pay to Bank all fees
            ------------------------------
as offered by Bank in connection with the issuance or rollover of a foreign currency contract.

      5.5.  Commitment Fee. Contemporaneously with the execution and delivery of
            --------------
this Agreement, Borrowers shall pay to Bank a non-refundable commitment fee of One Hundred Thousand Dollars ($100,000.00).

     5.6.  Usage Fee.  So long as the Line is outstanding and has not been
           ---------
terminated, Borrowers shall unconditionally pay to Bank a fee equal to one-quarter of one percent (1/4 of 1 %) per annum of the daily unused portion of the Line (which shall be calculated as the difference between Line Amount (or such greater amount if the maximum committed amount for the Line is ever increased), minus the outstanding principal balance of cash advances under the Line at the close of business on the date such calculation is made, plus the face amount of all outstanding letters of credit and bankers acceptances) which fee shall be computed by Bank on a quarterly basis in arrears and shall be due and payable within thirty (30) days after the Borrowers' receipt of an invoice therefor. If Borrowers fail to pay all or any part of the bill within the prescribed time period, Bank will automatically charge Borrower's checking account(s) for any unpaid balance.

      5.7.  Late Charge. In the event that Borrowers fail to pay any principal
            -----------
or interest due under the Line for a period of at least fifteen (15) days, in addition to paying such sums, Borrowers will pay to Bank a late charge equal to the greater of (a) five percent (5%), of such past due payment as compensation for the expenses incident to such past due payment, or (b) Fifteen Dollars ($15.00).

     5.8.  Prepayment. Except as provided in Section 4.1(c)(v), Borrowers may
           ----------                        -----------------
not prepay all or any part of any LIBOR Loan prior to the end of the applicable Rate Period.

     5.9.  Payment Method. Borrowers irrevocably authorize Bank to debit all
           --------------
payments required to be made by Borrowers hereunder or under the Line (for which invoices have been delivered to Borrowers, whether by telecopier or otherwise), on the date due, from any deposit account maintained by any Borrower with Bank. Otherwise, Borrowers will be obligated to make such payments directly to Bank. All payments are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

     5.10.  Application of Payments. Absent the occurrence and continuation of
            -----------------------
an Event of Default, any and all payments on account of the Line will be applied first to outstanding principal, then to accrued and unpaid interest and other sums due hereunder or under the Loan Documents. After the occurrence and during the continuation of an Event of Default, Bank may apply payments on account to the Line in such order as Bank, in its discretion, elects. If Borrowers make a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

     5.11.  Loan Account. Bank will open and maintain on its books a loan
            ------------
account (the "Loan Account") with respect to advances made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Bank under this Agreement. Except in the case of manifest error in computation, the Loan Account will be presumptive evidence as to the amount at any time due to Bank from Borrower under this Agreement or the Note.

     5.12.  Indemnity; Loss of Margin. Borrowers will indemnify Bank against any
            -------------------------
loss or expense which Bank sustains or incurs as a consequence of any prepayment by Borrowers of a LIBOR Loan prior to the end of the applicable Rate Period. If Bank sustains or incurs any such loss or expense it will from time to time notify Borrowers in writing of the amount determined in good faith by the Bank to be necessary to indemnify Bank for the loss or expense. Such amount will be due and payable by Borrowers to Bank within sixty (60) days after presentation by Bank of a statement setting forth a brief explanation of and Bank's calculation of such amount, which statement shall be presumptively deemed correct absent manifest error. Any amount payable to the Bank under this Section will bear interest at the default rate payable under the Line from the due date until paid, both before and after judgment.

      In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

            (a) subjects Bank to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrowers or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof); or

            (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, or letters of credit or banker's acceptances issued or commitment to issue letters of credit by, or foreign exchange contracts issued or rollovered by the Bank; or

            (c) imposes upon Bank any other condition with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement,

and the result of any of the foregoing is to increase the costs of Bank, reduce the income receivable by or return on equity of Bank or impose any expense upon Bank with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, Bank shall so notify Borrower in writing. Borrowers agree to pay Bank the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within sixty (60) days after presentation by Bank of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and Bank's calculation of the amount (in determining such amount the Bank may use any reasonable averaging and attribution methods), which statement shall be presumptively deemed correct absent manifest error. If the amount set forth in such statement is not paid within sixty (60) days after such presentation of such statement, interest will be payable on the unpaid amount at the default rate payable under the Line from the due date until paid, both before and after judgment.

6.  SECURITY;  COLLECTION  OF  RECEIVABLES  AND  PROCEEDS  OF COLLATERAL.
    --------------------------------------------------------------------

      6.1.  Personal Property. As security for the full and timely payment and
            -----------------
performance of all Bank Indebtedness, the Original Borrowers hereby confirm their grant of a security interest in all the following as evidenced by the Note Security Documents, as amended, the Note Pledge Documents, as amended, and the Indebtedness Documents and each Borrower hereby grants to Bank a security interest in all of the following:

            (a) All of that Borrower's present and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by that Borrower or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall be given or may give rise to any of the foregoing,
(ii) all of that Borrower's rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (iii) all general intangibles related thereto, (iv) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts, (v) choses-in-action, claims and judgments, (vi) any return or unearned premiums, which may be due upon cancellation of any insurance policies, and (vii) all products and proceeds of any of the foregoing.

            (b) All of that Borrower's present and future inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in that Borrower's business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by that Borrower and all products and proceeds of any of the foregoing.

            (c) All of that Borrower's present and future general intangibles (including but not limited to tax refunds and rebates, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, tradenames, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing.

            (d) All of that Borrower's present and future machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.

            (e) All of that Borrower's present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of that Borrower or any service bureau.

            (f) All letters of credit now existing or hereafter issued naming that Borrower as a beneficiary or assigned to that Borrower, including the right to receive payment thereunder, and all documents and records associated therewith.

            (g) All of the stock of all Subsidiaries now owned or hereafter acquired by that Borrower, which shares shall be freely assignable and transferable to Bank, together with such stock pledge agreements and blank stock powers with signatures guaranteed as Bank may require.

            (h) All deposits, funds, instruments, documents, policies and evidence and certificates of insurance, securities, chattel paper and other assets of that Borrower or in which that Borrower has an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank to that Borrower or in transit by mail or carrier to Bank or in the possession of any other Person acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets of that Borrower in which Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

      6.2.  General. The collateral described above in Section 6.1 and in the
            -------                                    -----------
Note Security Documents and the Note Pledge Documents is collectively referred to herein as the "Collateral". The above-described security interests, assignments, liens shall not be rendered void by the fact that no Bank Indebtedness exists as of any particular date, but shall continue in full force and effect until the Bank Indebtedness has been repaid, Bank has no agreement or commitment outstanding pursuant to which Bank may extend credit to or on behalf of Borrowers and Bank has executed termination statements or releases with respect thereto. IT IS THE EXPRESS INTENT OF THE BORROWERS THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE INDEBTEDNESS DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE OBLIGATIONS OF BORROWER TO BANK.

     6.3.  Collection of Receivables: Proceeds of Collateral.
           -------------------------------------------------

           (a) Accounts Receivable. Borrowers will collect their accounts
               -------------------
receivable only in the ordinary course of business. Immediately upon receipt, Borrowers will forward to Bank all accounts receivable collections of Borrowers and all other checks, drafts and other monies received by Borrowers which are proceeds of the Collateral. Upon request by Bank after the occurrence and during the continuation of an Event of Default, Borrowers will notify all of its account debtors to forward all accounts receivable collections owed to Borrowers to a lockbox maintained by Bank and will forward all other checks, drafts and monies received by Borrowers which are proceeds of the Collateral to such lockbox. Borrowers will execute such lockbox agreements as may be required by Bank and will pay to Bank all customary fees in connection with any lockbox arrangement.

           (b) Operating Account. All accounts receivable collections of
               -----------------
Borrowers and all checks, drafts and other monies received by Borrowers which are proceeds of the Collateral will be deposited in Borrowers' operating account maintained at Bank (the "Operating Account").

            (c) Collected Funds. The Operating Account will be cleared by Bank
                ---------------
daily on mutually agreed upon days as to collected funds, and such collected funds will be applied to the principal balance of and accrued interest then due and payable on the Line. Upon the occurrence and during the continuance of an Event of Default, Bank may apply such collected funds to the Bank Indebtedness in such order as it may elect.

            (d) Proceeds of Collateral. Borrowers agree that all monies, checks,
                ----------------------
notes, instruments, drafts or other payments relating to or constituting proceeds of any accounts receivable or other Collateral of Borrowers which come into the possession or under the control of Borrowers or any employees, agents or other persons acting for or in concert with any Borrower, shall be received and held in trust for Bank and such items shall be the sole and exclusive property of Bank. Promptly upon receipt thereof, Borrowers and such other persons shall remit the same or cause the same to be remitted, in kind, to Bank. Borrowers shall deliver or cause to be delivered to Bank, with appropriate endorsement and assignment to Bank with full recourse to Borrowers, all instruments, notes and chattel paper constituting an account receivable or proceeds thereof or other Collateral. Bank is granted a power of attorney by Borrowers with full power of substitution to execute on behalf of Borrowers and in Borrowers' name or to endorse Borrowers' name on any check, draft, instrument, note or other item of payment or to take any other action or sign any document in order to effectuate the foregoing. Such power of attorney being coupled with an interest is irrevocable.

      6.4.  Release of Collateral. Bank hereby releases its security interest in
            ---------------------
and lien on a certain Certificate of Deposit in the face amount of One Million Dollars ($1,000,000.00) as pledged to Bank pursuant to a certain Pledge Agreement dated November 28, 1995.

7.   REPRESENTATIONS AND WARRANTIES. Borrowers represent and warrant as follows:
     ------------------------------

     7.1.  Valid Organization, Good Standing and Qualification. Each Borrower is
           ---------------------------------------------------
a corporation duly incorporated, validly existing and in good standing or subsisting under the laws of the state of its incorporation, as set forth on
Schedule 7.1, has full power and authority to execute, deliver and comply with
- ------------
the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing or subsisting under the laws of each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the Collateral, assets, business, operations or financial condition of any Borrower or the ability of Borrowers to perform their obligations under the Loan Documents.

     7.2.  Licenses. Borrowers and their respective employees, servants and
           --------
agents have all licenses, registrations, approvals and other authority as may be necessary to enable them to own and operate its business and perform all services and business which they have agreed to perform in any state, municipality or other jurisdiction, except where the failure to do so would not have a material adverse effect on the Collateral, assets, business, operations or financial condition of any Borrower or the ability of Borrowers to perform their obligations under the Loan Documents.

     7.3.  Subsidiaries. Except as set forth on Schedule 7.3 attached hereto, no
           ------------                         ------------
Borrower owns any shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise).

     7.4.  Financial Statements. Borrowers have furnished to Bank the audited
           --------------------
consolidated financial statements of Borrowers and their Subsidiaries certified without qualification by independent public accountants as of March 31, 1996 and all management and comment letters from such accountants in connection therewith, and its internally prepared interim financial statements as of April 30, 1996. Such financial statements of Borrowers and their Subsidiaries (together with the related notes and comments), are correct and complete, fairly present the financial condition and the assets and liabilities of Borrowers and their Subsidiaries at such date, and have been prepared in accordance with GAAP. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

     7.5.  No Material Adverse Change in Financial Condition. There has been no
           -------------------------------------------------
material adverse change in the financial condition of any Borrower since March 31, 1996.

     7.6.  Pending Litigation or Proceedings. Except as set forth on Schedule
           ---------------------------------                         --------
7.6 attached hereto, there are no judgments outstanding or actions, suits or
- ---
proceedings pending or, to the best of Borrowers' knowledge, threatened against or affecting any Borrower at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     7.7.  Due Authorization; No Legal Restrictions.  The execution and delivery
           ----------------------------------------
by Borrowers of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents: (a) have been duly authorized by all requisite corporate action of each Borrower, (b) will not conflict with or result in a breach of, or constitute a default (or would, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrower's Certificates or Articles of Incorporation or By-Laws or any indenture, mortgage, loan or credit agreement or instrument to which any Borrower is a party or by which any Borrower may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

     7.8.  Enforceability. The Loan Documents have been duly executed by
           --------------
Borrowers and delivered to Bank and constitute legal, valid and binding obligations of Borrowers enforceable in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws or equitable principles affecting creditors' rights generally.

     7.9.  No Default Under Other Obligations, Orders or Governmental
           ----------------------------------------------------------
Regulations. No Borrower is in violation of its Certificate or Articles of
- -----------
Incorporation or in default in the performance or observance of any of its material obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued and no Borrower is in violation of or in default under any other material agreement or instrument or any material judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected.

      7.10.  Governmental Consents. No consent, approval or authorization of or
             ---------------------
designation, declaration or filing with any governmental authority on the part of any Borrower is required in connection with the execution, delivery or performance by Borrowers of the Loan Documents or the consummation of the transactions contemplated thereby.

      7.11.  Taxes. Borrowers have filed all tax returns which they are required
             -----
to file and have paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by either of them, except such taxes (other than real estate taxes which must be paid regardless of challenge), if any, as are being contested in good faith and as to which adequate reserves have been provided. Such tax returns are complete and accurate in all material respects. No Borrower knows of any proposed additional assessment or basis for any assessment of additional taxes; however, Borrowers acknowledge that their tax returns for the fiscal years ending March 31, 1989 through March 31, 1992 are currently under examination by the Internal Revenue Service.

      7.12.  Title to Collateral. The Collateral is and will be owned by
             -------------------
Borrowers free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only liens in favor of the Bank, the Barclays Lien and those liens and encumbrances permitted under Section 8.9 below. Borrowers will defend the
                             -----------
Collateral against any claims of all persons or entities other than the Bank.

      7.13.  Addresses. During the past five (5) years, no Borrower has been
             ---------
known by any names (including tradenames) other than those set forth in Schedule
                                                                        --------
7.13 attatched hereto and has not been located at any addresses other than those
- ----
set forth on Schedule 7.13 attached hereto. The portions of the Collateral which
             -------------
are tangible property and Borrowers' books and records pertaining thereto will at all times be located at the addresses set forth on Schedule 7.13; or such
                                                      -------------
other location determined by Borrowers after prior notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to Borrowers' books and records. Schedule
                                                                      --------
7.13 identifies the chief executive office of Borrowers.
- ----

      7.14.  Current Compliance. Borrowers are currently in compliance with all
             ------------------
of the terms and conditions of the Loan Documents.

      7.15.  Pension Plans. Except as disclosed on Schedule 7.15 hereto, (a) no
             -------------                         -------------
Borrower has any obligations with respect to any employee pension benefit plan ("Plan") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (b) no events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred in connection with any Plan of any Borrower which would constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation ("PBGC") or for the appointment by any United States District Court of a trustee to administer any such Plan, (c) all of the Borrowers' Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) no Borrower has any existing liability to the PBGC. No Borrower is subject to or bound to make contributions to any "multi-employer plan" as such term is defined in Section 4001(a)(3) of ERISA.

      7.16.  Leases and Contracts. Borrowers have complied in all material
             --------------------
respects with the provisions of all material leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which it is a party and is not in default thereunder. No other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

      7.17.  Intellectual Property. Borrowers own or possess the irrevocable
             ---------------------
right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate the Borrowers' properties and to carry on their businesses as presently conducted and presently planned to be conducted without conflict with the rights of others. Schedule 7.17 sets forth an accurate
                                            -------------
list and description of each registered patent, trademark, service mark, trade name and copyright owned or possessed by any Borrower.

      7.18.  Business Interruptions. Within five (5) years prior to the date
             ----------------------
hereof, neither the business, Collateral nor operations of any Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against such Borrower. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by Borrowers.

      7.19.  Accuracy of Representations and Warranties. No representation or
             ------------------------------------------
warranty by Borrowers contained herein or in any certificate or other document furnished by Borrowers pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which Borrowers know or should know and has not disclosed to Bank, which does or may materially and adversely affect Borrowers, or any of their operations.

8.    GENERAL COVENANTS. Except with the prior written consent of Bank which
      -----------------
consent will not be unreasonably withheld or delayed, Borrowers will comply with the following:

      8.1.  Payment of Principal, Interest and Other Amounts Due. Borrowers will
            ----------------------------------------------------
pay when due all Bank Indebtedness and all other amounts payable by them hereunder.

      8.2.  Limitation on Sale and Leaseback. Borrowers will not enter into any
            --------------------------------
arrangement whereby any of them will sell or transfer any real property or improvements thereon or other fixed assets owned by any of them and then or thereafter rent or lease as lessee such property, improvements or assets or any part thereof, or other property which any Borrower shall intend to use for substantially the same purposes as the property sold or transferred.

     8.3.  Limitation on Indebtedness. No Borrower will have at any time
           --------------------------
outstanding to any Person other than Bank, any Indebtedness for borrowed money or Indebtedness under Capitalized Leases, or any outstanding letters of credit, except:

           (a) current accounts payable incurred in the ordinary course of Borrowers' business, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of Borrowers' business;

           (b) existing Indebtedness for borrowed money and Capitalized Lease Obligations described on Schedule 8.3;
                         ------------

           (c) intercompany Indebtedness permitted under Section 8.19 hereof;
                                                         ------------

           (d) the Barclays Loan;

           (e) Indebtedness for purchase money financing and/or Capitalized Leases not listed on Schedule 8.3 not to exceed at any time Seven Hundred Fifty
                     ------------
Thousand Dollars ($750,000.00) in the aggregate; and

           (f) Foreign currency forward contracts and foreign currency spot contracts between Borrowers and Brown Brothers; provided that the aggregate Gross Foreign Exchange Contract Risk of all such contracts whether issued or rolled over by Brown Brothers shall not exceed Ten Million Dollars ($10,000,000.00).

     Any of such existing permitted Indebtedness may not be refinanced or replaced without the consent of the Bank.

     8.4.  Investments and Loans No Borrower will have or make any investments
           ---------------------
in all or a material portion of the capital stock or securities of any Person, or any loans, advances or extensions of credit to any Person, except:

           (a) Investments in direct or indirect obligations of, or obligations unconditionally guaranteed by, the United States of America and maturing within twelve (12) months from the date of acquisition;

           (b) Investments in commercial paper of Bank or commercial paper rated "Prime-1" by Moody's Investors Services or "A-1" by Standard & Poor's Corporation, or with an equivalent rating by another rating agency of nationally recognized standing, maturing within three hundred sixty-five (365) days from the date of acquisition;

           (c) Certificates of deposit maturing within twelve (12) months from the date of acquisition issued by the Bank;

           (d) Bona fide advances to employees and officers of Borrowers for the purpose of paying travel and related expenses incurred for proper business purposes of Borrowers; and

            (e) Investments and loans listed on Schedule 8.4 attached hereto.
                                                ------------

      8.5.  Guaranties. Except for guarantees of obligations of other Borrowers
            -----------
or Subsidiaries incurred in the ordinary course of business and those listed on
Schedule 8.5 attached hereto, no Borrower will directly or indirectly guarantee,
- ------------
endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person.

      8.6.  Disposition of Assets. No Borrower will sell, lease, transfer or
            ---------------------
otherwise dispose of all, substantially all, or any material portion of its property or assets, except for sales of inventory in the ordinary course for fair consideration and the sale for fair consideration of obsolete equipment.

      8.7.  Merger; Consolidation; Business Acquisitions; Subsidiaries. Except
            ----------------------------------------------------------
for stock for stock acquisitions in an aggregate amount up to Ten Million Dollars ($10,000,000.00) and stock and/or asset acquisitions for cash in an aggregate amount up to One Million Five Hundred Thousand Dollars ($1,500,000.00), which result in no assumption by any Borrower of senior Indebtedness, no Borrower will merge into or consolidate with any Person, acquire any material portion of the stock, ownership interests, assets or business of any Person, permit any Person to merge into it, or form any new Subsidiaries. Notwithstanding the foregoing, Bank hereby consents to the acquisition by National Media of 100% of the stock of Prestige Marketing Limited, Prestige Marketing International Limited, Suzanne Paul Holdings Pty Limited, Suzanne Paul (Australia) Pty Limited and Telemall Shopping Pty Limited (the "Prestige Group") in exchange for cash, unsecured debt payable to principals of the Prestige Group not to exceed Two Million Eight Hundred Thousand Dollars ($2,800,000.00), in the aggregate, which debt is payable in full by December 31, 1996, and stock of National Media, provided that (a) the acquisition is completed substantially in accordance with the terms and conditions of (i) a certain Acquisition Agreement dated May 29, 1996, by and among National Media, Paul Meier, Susan Barnes and Prestige Marketing Holdings Limited, and (ii) a certain Acquisition Agreement dated May 30, 1996 by and among National Media, Paul Meier, Susan Barnes, Alan Meier and Tancot Pty Limited, true and complete copies of which have been provided by Borrowers to Bank, (b) within thirty (30) days of consummation of the acquisition, all entities within the Prestige Group shall execute and deliver to Bank a consent and joinder agreement, in form and content acceptable to Bank, pursuant to which such entities shall agree to assume all obligations of the Borrowers hereunder and grant to Bank a security interest in and lien upon all their assets, and (c) copies of all documents evidencing the acquisition are provided to Bank.

     8.8.  Taxes; Claims for Labor and Materials. Borrowers will pay or cause to
           -------------------------------------
be paid when due all taxes, assessments, governmental charges or levies imposed upon them or their respective income, profits, payroll or any property belonging to either of them, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of their properties or assets; provided that Borrowers shall not be required to pay any such tax (other than real estate taxes which must be paid regardless of challenge), assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted by them, and neither execution nor foreclosure sale or similar proceedings shall have been commenced in respect thereof (or such proceedings shall have been stayed pending the disposition of such contest of validity), and they shall have set aside on their books, or at the request of Bank (after the occurrence and during the continuation of an Event of Default) deposited with Bank, adequate reserves with respect thereto. No Borrower will file or consent to the filing of, any consolidated income tax return with any Person other than a Subsidiary or the other Borrower.

      8.9.  Liens. No Borrower will create, incur or permit to exist any
            -----
mortgage, pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except:

            (a) Security interests and mortgages held by Bank;

            (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws or (ii) to secure the performance of statutory obligations, not incurred in connection with either (A) the borrowing of money or (B) the deferred purchase price of goods or inventory;

            (c) Encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities of title thereto, none of which impairs the use of such property by Borrowers in the operation of their business;

            (d) The Barclays Lien; or

            (e) Liens and security interests listed on Schedule 8.9 attached
                                                       ------------
hereto.

      No Borrower shall enter into any agreement with any other Person which shall prohibit the Borrowers from granting, creating or suffering to exist, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of the Borrowers to grant, create or suffer to exist, any lien, security interest or other charge or encumbrance upon or with respect to any of its assets in favor of the Bank.

      No Borrower will apply for or obtain any letters of credit for the payment of or to secure the payment for any inventory or other assets to be acquired by Borrowers, except letters of credit issued by Bank hereunder.

      8.10. Existence: Approvals; Qualification; Business Operations;
            ---------------------------------------------------------
Compliance with Laws. Each Borrower (a) will obtain, preserve and keep in full
- --------------------
force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs except where the failure to be so licensed or qualified would not have a material adverse effect on the Collateral, assets, business, operations or financial condition of any Borrower or the ability of Borrowers to perform their obligations under the Loan Documents; (b) will qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification except where the failure to obtain or maintain such qualification would not have a material adverse effect on the Collateral, assets, business, operations or financial condition of Borrower or the ability of Borrower to perform its obligations under the Loan Documents; (c) will continue to operate its business as presently operated; and (d) will comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it.

      8.11.  Maintenance of Properties, Intellectual Property. Each Borrower
             ------------------------------------------------
will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

      With respect to any and all trademarks, registrations, copyrights, patents, patent rights and applications for any of the foregoing necessary to the operation of Borrowers' business, each Borrower shall maintain and protect the same and shall take and assert any and all remedies available to that Borrower to prevent any other Person from infringing upon or claiming any interest in any such trademarks, registrations, copyrights, patents, patent rights or application for any of the foregoing.

      Borrowers will notify Bank promptly of (a) the filing of any patent or trademark application, whether domestic or foreign, by any Borrower; (b) the grant of any patent or trademark, whether domestic or foreign, to any Borrower; or (c) any Borrower's intent to abandon a patent or trademark.

      Borrowers will, if requested by Bank, (i) execute and deliver to Bank assignments, financing statements, patent mortgages or such other documents, in form and substance reasonably acceptable to Bank, necessary to perfect and maintain Bank's security interest in all existing and future patents, patent applications, trademarks, trademark applications, and other general intangibles owned by Borrowers; (ii) furnish Bank with evidence satisfactory to Bank, in its sole discretion, that all actions necessary to maintain and protect each trademark and patent owned by Borrowers or their respective employees have been taken in a timely manner; and (iii) execute and deliver to Bank an agreement permitting Bank to exercise all of Borrowers' rights in, to and under any patent or trademark owned by any Borrower or any of its employees.

      8.12.  Insurance. Borrowers will carry adequate insurance issued by an
             ---------
insurer acceptable to Bank, in amounts acceptable to Bank (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be required by Bank, and in addition, will carry business interruption insurance in such amounts as may be required by Bank. In the case of insurance on any of the Collateral Borrowers shall carry insurance in an amount equal to the greater of (a) eighty percent (80%) of the full insurable value thereof, or (b) one hundred percent (100%) maximum availability under the Line, and cause Bank to be named as insured mortgagee with respect to all real property, loss payee (with a lender's loss payable endorsement) with respect to all personal property, and additional insured with respect to all liability insurance, as its interests may appear with thirty (30) days' notice to be given Bank by the insurance carrier prior to cancellation or material modification of such insurance coverage.

      Borrowers shall cause to be delivered to Bank the insurance policies therefor or in the alternative, evidence of insurance and at least thirty (30) business days prior to the expiration of any such insurance, additional policies or duplicates thereof or in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor. Borrowers shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Bank and not to Borrowers and Bank jointly.

      In the event of any loss, Borrowers will give Bank immediate notice thereof and Bank may make proof of loss whether the same is done by Borrowers. Bank is granted a power of attorney by Borrowers with full power of substitution to file any proof of loss in Borrowers' or Bank's name, to endorse Borrowers' name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable.

      In the event of any loss, Bank, at its option, may (a) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Bank may elect, the Bank Indebtedness, or (b) disburse all or any part of such insurance proceeds to or for the benefit of Borrowers for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Bank of such repair or replacement, in either case without waiving or impairing the Bank Indebtedness or any provision of this Agreement; provided, however, that for any
                                                 --------  -------
loss of Five Hundred Thousand Dollars ($500,000.00) or less or losses in any twelve (12) month consecutive monthly period aggregating One Million Five Hundred Thousand Dollars ($1,500,000.00) or less, Borrower shall have the right to receive and utilize the proceeds therefor without Bank's consent, absent the existence of an Event of Default. Any deficiency thereon shall be paid by Borrowers to Bank upon demand. Borrowers shall not take out any insurance without having Bank named as loss payee or additional insured thereon. Borrowers shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

      Notwithstanding the foregoing, in the event that any Borrower suffers a casualty loss in excess of Five Hundred Thousand Dollars ($500,000.00) or losses in any twelve (12) consecutive month period aggregating in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00) and desires to use the proceeds of its casualty loss insurance to repair or replace damaged equipment or inventory which was Collateral hereunder, Bank will permit Borrowers to utilize the proceeds of such insurance solely to purchase such replacement equipment and inventory or to repair such equipment, provided that: (i) Borrowers confirm to Bank in writing that they intend to continue their business operations and have business interruption insurance in effect providing for the payment of proceeds in amounts acceptable to Bank, (ii) Borrowers submit to Bank their business plan for operations after such casualty loss, which plan must be in form and content satisfactory to Bank, (iii) Bank will hold such insurance proceeds and will disburse such proceeds upon receipt by Bank of evidence satisfactory to Bank that such proceeds will be used to purchase equipment and inventory as required above, (iv) disbursement of proceeds will be in compliance with such procedures as Bank may require, e.g. checks payable to the equipment vendor or inventory supplier, (v) no Event of Default, or event which with the giving of notice or passage of time, or both, would constitute an Event of Default has occurred, and (vi) such loss does not occur within four (4) months of the contract termination date of the Line set forth herein.

      8.13.  Inspections; Examinations. After the occurrence and during the
             -------------------------
continuation of an Event of Default, all accountants and auditors employed by Borrowers at any time to exhibit and deliver to Bank copies of any and all of Borrowers' financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to Borrowers by such accountants or auditors, including management letters, "comment" letters and audit reports, and to disclose to Bank any information they may have concerning Borrower's financial status and business operations. Borrowers further authorize all federal, state and municipal authorities to furnish to Bank copies of reports or examinations relating to Borrowers, whether made by Borrowers or otherwise.

      The officers of Bank, or such Persons as any of them may designate, may visit and inspect any of the properties of Borrowers, examine (either by Bank's employees or by independent accountants) any of the Collateral or other assets of Borrowers, including the books of account of Borrowers, and discuss the affairs, finances and accounts of Borrowers with their respective officers at such times as Bank may desire.

      Bank may conduct upon reasonable notice and during normal business hours two (2), and Borrowers will fully cooperate with, field examinations of the inventory, accounts receivable and business affairs of Borrowers per year. The Bank may conduct additional field examinations in any year if the Bank provides Borrowers with reasonable notice. Borrowers shall pay Bank One Thousand Two Hundred Fifty Dollars ($1,250.00) for each field examination. If an Event of Default has occurred and is continuing, Borrowers will reimburse Bank for all costs, expenses and charges as may be required by Bank in connection with all field examinations.

      8.14.  Default Under Other Indebtedness.  No Borrower will permit any of
             --------------------------------
its Indebtedness for borrowed money or Capitalized Leases to be in default. If any Indebtedness for borrowed money or Capitalized Leases of any Borrower is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of Borrowers, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Borrowers will immediately give Bank written notice of such declaration, acceleration or right of declaration.

      8.15.  Pension Plans. Borrowers shall (a) keep in full force and effect
             -------------
any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to Borrowers in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of Borrowers' Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and
(d) notify Bank immediately upon receipt by Borrowers of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and deliver to Bank, promptly after the filing or receipt thereof, copies of all reports or notices which Borrowers file or receive under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor.

      8.16.  Bank of Account. Borrowers will maintain Bank as their primary
             ---------------
domestic bank of account and CoreStates Asset Management as one of its primary investment manager, unless otherwise agreed by Bank in writing.

      8.17.  Maintenance of Management.  Borrowers will cause their businesses
             -------------------------
to be continuously managed by their present management or such other persons (serving in such management positions) as may be reasonably satisfactory to Bank. National Media will (a) notify Bank promptly in writing (i) of any change in its board of directors or principal executive officers, or (ii) if David Carman is no longer an officer of Quantum or if either Paul Meier or Alan Meier is no longer an officer of the Prestige Group, and (b) will provide Bank with a copy of any material amendment to its Articles of Incorporation or By-Laws, prior to adoption. National Media shall not make any amendment to its Articles of Incorporation or By-Laws without the prior written consent of Bank.

      8.18.  Capital Stock: Dividends. Except in accordance with existing
             ------------------------
employee benefit plans, no Borrower will redeem, repurchase or otherwise make any payment or distribution to acquire any of its capital stock. No Borrower will pay dividends or make other distributions on account of its capital stock, except for dividends or distributions to another Borrower.

      8.19.  Transactions with Affiliates.  No Borrower shall enter into or
             ----------------------------
conduct any transaction with any Affiliate except on terms that would be usual and customary in a similar transaction between Persons not affiliated with each other and except as disclosed to Bank. Except in the ordinary course of business and unless prohibited herein, no Borrower will make any loans or extensions of credit to any of its Affiliates, shareholders, directors or officers, except for the existing loans described in Schedule 8.19 attached hereto. Each Borrower
                                -------------
will cause all of its Indebtedness at any time owed to its Affiliates, shareholders, directors and officers to be subordinated in all respects to all present and future Bank Indebtedness and will not make any payments thereon other than in the ordinary course of business, except as approved by Bank in writing.

      8.20.  Restriction on Stock Transfer. Except for stock for stock
             -----------------------------
acquisitions permitted under Section 8.7 hereof, none of Media Arts, Quantum,
                             -----------
PRT or DAC shall directly or indirectly issue, transfer, sell or otherwise dispose of, or part with control of, or permit the transfer of, any shares of its capital stock.

      8.21.  Name or Address Change. No Borrower shall change its name or
             ----------------------
address except upon thirty (30) days prior written notice to Bank and delivery to Bank of any items requested by

Bank to maintain perfection and priority of Bank's security interests and access to that Borrower's books and records.

      8.22.  Notices.  Borrowers will promptly notify Bank of (a) any action or
             -------
proceeding brought against any Borrower wherein such action or proceeding would, if determined adversely to any Borrower result in liability of that Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) individually, or One Million Dollars ($1,000,000.00) in the aggregate, (b) the occurrence of any Event of Default, (c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, (d) the failure of any Borrower to observe any of its undertakings under the Loan Documents, or (e) any material adverse change in the assets, business, operations or financial condition of any Borrower.

      8.23.  Additional Documents and Future Actions. Borrowers will, at their
             ---------------------------------------
sole cost, take such actions and provide Bank from time to time with such agreements, financing statements and additional instruments, documents or information as the Bank may in its discretion deem necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Bank to protect or enforce its interest in the Collateral, or to carry out the terms of the Loan Documents. If Borrowers fail to take any action reasonably requested by Bank or after the occurrence and during the continuation of an Event of Default, Borrowers hereby authorize and appoint Bank as their attorney-in-fact, with full power of substitution, to take such actions as Bank may deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on Borrowers' behalf and file at Borrowers' expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on Borrowers' behalf such other documents and notices as Bank may deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable. Borrowers irrevocably authorize the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agrees that such filing is sufficient as a financing statement.

      8.24.  Accounts Receivable. Unless Bank notifies Borrowers in writing that
             -------------------
it dispenses with any one or more of the following requirements, Borrowers will
(a) immediately notify Bank if any of its accounts arise out of contracts with the United States or any department, agency or instrumentality thereof, and execute any instruments and take any steps required by Bank in order that all monies due and to become due under such contract shall be assigned to Bank and notice thereof given to the Government under the Federal Assignment of Claims Act; and (b) deliver to Bank, with appropriate endorsement or assignment, any instrument or chattel paper representing an account or contract right. Any permission granted to Borrowers by Bank to omit any of the requirements of this
Section 8.24 may be revoked by Bank at any time.
- ------------

      Borrowers will, if requested by Bank (a) give Bank assignments, in form acceptable to Bank, of specific accounts or groups of accounts and monies due and to become due under specific contracts and specific general intangibles; (b) furnish to Bank a copy, with such duplicate copies as Bank may request, of the invoice applicable to each account specifically assigned to Bank or arising out of a contract right, bearing a statement that such account has been assigned to Bank and such additional statements as Bank may require; (c) mark its records evidencing its accounts in a manner satisfactory to Bank so as to show which accounts have been assigned to Bank; (d) furnish to Bank satisfactory evidence of the shipment and receipt of any goods specified by Bank and the performance of any services or obligations covered by accounts or contracts in which Bank has a security interest; (e) join with Bank in executing a financing statement, notice, affidavit or similar instrument, in form satisfactory to Bank, and such continuation statements and other instruments as Bank may from time to time request and pay the cost of filing the same in any public office deemed advisable by Bank; (f) give Bank such financial statements, reports, certificates, lists of purchasers (showing names, addresses, and amounts owing) and other data concerning its accounts, contracts, collections, inventory, general intangibles and other matters as Bank may from time to time specify; (g) after the occurrence and during the continuation of an Event of Default, segregate cash proceeds of Collateral so that they may be identified readily, and deliver the same to the Bank at such time or times and in such manner and form as the Bank may direct; (h) after the occurrence and during the continuation of an Event of Default, furnish such witnesses as may be necessary to establish legal proof of the Collateral or records relating to the Collateral; and (i) use their best efforts to obtain from any owner, encumbrancer or other person having an interest in the property where any Collateral is located, written consent to Bank's removal of the Collateral therefrom, without liability on the part of the Bank to such owner, encumbrancer or other person, or from any such owner, encumbrancer or other person such waivers of any interest in the Collateral as the Bank may require.

      8.25.  Material Adverse Contracts. No Borrower will become or be a party
             --------------------------
to any contract or agreement which has a materially adverse impact on Borrowers' ability to perform under this Agreement or any other agreement with Bank to which any Borrower is a party.

      8.26.  Restrictions on Use of Proceeds. No Borrower will carry or purchase
             -------------------------------
with the proceeds of the Line any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

9.  FINANCIAL COVENANTS. Except with the prior written consent of Bank,
    -------------------
Borrowers will comply with the following:

      9.1.   Tangible Net Worth. Borrowers shall maintain Tangible Net Worth of
             ------------------
not less than $35,000,000.00 as of the end of each fiscal quarter of Borrower; provided, however, that upon consummation of the Secondary Offering, Borrowers shall maintain Tangible Net Worth of not less than $55,000,000.00 as of the date of such consummation and as of the end of each fiscal quarter of Borrower thereafter.

      9.2.   Working Capital.  Borrowers shall maintain Working Capital of not
             ---------------
less than $25,000,000.00 as of the end of each fiscal quarter of Borrowers; provided, however, that upon consummation of the Secondary Offering, Borrowers shall maintain Working Capital of not less than $40,000,000.00 as of the date of such consummation and as of the end of each fiscal quarter of Borrower thereafter.

      9.3.   Indebtedness to Tangible Net Worth Ratio. Borrowers shall maintain
             ----------------------------------------
a ratio of Indebtedness to Tangible Net Worth of not more than 2.25 to 1.0 as of the end of each fiscal quarter of Borrowers; provided, however, that upon consummation of the Secondary Offering, Borrowers shall maintain a ratio of Indebtedness to Tangible Net Worth of not more than 1.50 to 1.0 as of the date of such consummation and as of the end of each fiscal quarter of Borrower thereafter. If the Secondary Offering is not consummated by December 31, 1996, Borrowers shall maintain a ratio of Indebtedness to Tangible Net Worth of not more than 2.00 to 1.0 as of March 31, 1997 and as of the end of each fiscal quarter of Borrowers thereafter.

      9.4  Capital Expenditures. Borrowers shall not cause, suffer or permit
           --------------------
Borrowers' aggregate annual Capital Expenditures to exceed $6,000,000.00 for the fiscal year ending March 31, 1997.

      9.5.  Indebtedness to EBITDA. Borrowers shall maintain a ratio of
            ----------------------
Indebtedness to EBITDA of not more than (a) 3.5 to 1.0 as of the end of each fiscal quarter of Borrowers, commencing with the fiscal quarter ending March 31, 1996, or (b) 2.75 to 1.0 as of the end of each fiscal quarter of Borrowers, commencing with the fiscal quarter ending March 31, 1997, all as determined on a rolling four (4) quarters basis.

      9.6.  Working Capital Ratio. Borrowers shall maintain a Working Capital
            ---------------------
Ratio of not less than 2.0 to 1.0 as of the end of each fiscal quarter of Borrowers.

      9.7.  Changes to Financial Covenants. The Bank may condition extension of
            ------------------------------
the Line after the Contract Period upon revision of the foregoing financial covenants, including without limitation revisions for periods after September 30, 1997, as Bank in its sole discretion may require.

10.  ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS. Borrowers will
     ----------------------------------------------------
maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of its dealings, business and affairs, and Borrowers will deliver to Bank the following (all in form and content acceptable to Bank):

      10.1.  Annual Statements. As soon as available and in any event within
             -----------------
five (5) Business Days after filing with the SEC:

             (a) the audited consolidated and consolidating income and retained earnings statements of Borrowers and their Subsidiaries for such fiscal year,

             (b) the audited consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as at the end of such fiscal year, and

             (c) the audited consolidated and consolidating statement of cash flow of Borrowers and their Subsidiaries for such fiscal year, and

             (d) the 10-K report of Borrowers and their Subsidiaries for such fiscal year,

setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. The foregoing statements and balance sheets shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing acceptable to Bank in the reasonable exercise of its discretion (the "Accountants") with respect to which such Accountants shall deliver their unqualified opinion.

      10.2.  Quarterly 10-Q Statements. As soon as available and in any event
             -------------------------
within five (5) Business Days after filing with the SEC the 10-Q report of Borrowers and their Subsidiaries for such fiscal quarter.

      10.3.  Monthly Statements. As soon as available and in any event within
             ------------------
forty (40) days after the end of each calendar month:

             (a) the consolidated and consolidating income and retained earnings statements of Borrowers and their Subsidiaries for such month, and

             (b) the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of the end of such month.

      10.4.  Accounts Receivable Agings. Within fifty (50) days of the end of
             --------------------------
each fiscal quarter, statements of Borrowers' domestic accounts receivable and any aging thereof, certified as to accuracy by the chief financial officer of Borrowers.

      10.5.  Audit Reports.  Promptly upon receipt thereof, one copy of each
             -------------
other report submitted to Borrowers, by the independent accountants primarily engaged by Borrowers to prepare the audited financial statements of Borrowers pursuant to Section 10.1 hereof, including management letters, "comment"
            ------------
letters, in connection with any annual, interim or special audit report made by them of the books of Borrowers.

      10.6.  Reports to Governmental Agencies and Other Creditors.  With
             ----------------------------------------------------
reasonable promptness, copies of all such financial reports, statements and returns which Borrowers shall file with any federal or state department, commission, board, bureau, agency or instrumentality, including, without limitation, the SEC, and any report or statement delivered by Borrowers to any supplier or other creditor in connection with any payment restructuring.

      10.7.  Requested Information.  With reasonable promptness, all such other
             ---------------------
data and information in respect of the condition, operation and affairs of Borrowers as Bank may reasonably request from time to time.

      10.8.  Compliance Certificates. Within fifty (50) days of the end of each
             -----------------------
fiscal quarter of Borrowers, a certificate of the chief financial officer of
Borrowers: (a) stating that Borrowers have observed, performed and complied with each and every undertaking contained herein, (b) setting forth the information and computations (in sufficient detail) required in order to establish whether Borrowers were operating in compliance with the financial covenants in Section 9
                                                                       ---------
of this Agreement, and (c) certifying that as of the date of such certification, there does not exist any Event of Default or any occurrence or state of affairs which with the giving of notice, passage of time or both would constitute an Event of Default. Such certificate will be in the form of Exhibit "B" attached hereto.
               -----------

      10.9.  Litigation Summaries. Within fifty (50) days of the end of each
             --------------------
fiscal quarter of Borrowers, a summary of all Borrowers' pending and threatened litigation.

11.   ENVIRONMENTAL REPRESENTATIONS AND COVENANTS.
      -------------------------------------------

      11.1.  Representations. Borrowers represent to Bank as follows: (a) the
             ---------------
Environmental Affiliates are in material compliance with all Environmental Requirements and no Borrower has any knowledge of any circumstances which may prevent or interfere with such compliance in the future; (b) the Environmental Affiliates have all material licenses, permits, approvals and authorizations required under applicable Environmental Requirements; (c) there are no pending or, to the best of their knowledge, threatened claims against any of the Environmental Affiliates or any of their assets related to the failure to comply with any Environmental Requirements, or any facts or circumstances which could give rise to such a claim; (d) to the best of their knowledge, no facility or property now or previously owned, operated or leased by any Environmental Affiliate is an Environmental Cleanup Site; (e) other than in the ordinary course of their business and in compliance with applicable law, no Environmental Affiliate has treated, stored, transported, handled or disposed of Special Materials at or adjacent to any Environmental Cleanup Site; (f) there are no liens or claims for cost reimbursement outstanding or, to the best of their knowledge, threatened against any Environmental Affiliate or any of their assets, or, to the best of their knowledge, any facts or circumstances which could give rise to such a lien or claim; and (g) to the best of their knowledge, there are no facts or circumstances which, under the provisions of any Environmental Requirements, could restrict the use, occupancy or transferability of any of the Collateral or any of the facilities owned, leased or operated by any Environmental Affiliate.

      11.2.  Real Property. Borrowers represent and warrant to Bank that, to the
             -------------
best of their knowledge, there are no Special Materials presently located on or, to the best of their knowledge, near any real property owned, leased or operated by any Environmental Affiliate (collectively, "Real Property") except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Borrowers represent to Bank that the Real Property is not now being used nor, to the best of Borrowers' knowledge, has it ever been used in the past for activities involving Special Materials, including but not limited to the use, generation, collection, storage, treatment, or disposal of any Special Materials except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Without limiting the generality of the foregoing, the Real Property is not being used nor, to the best of Borrowers' knowledge, has it ever been used in the past for a landfill, surface impoundment or other area for the treatment, storage or disposal of solid waste (including solid waste such as sludge).

      11.3.  Covenant Regarding Compliance. Borrowers shall take or cause all
             -----------------------------
Environmental Affiliates to take, at Borrowers' and such Environmental Affiliate's sole expense, such actions as may be necessary to comply with all Environmental Requirements, as hereinafter defined. If any Environmental Affiliate shall fail to take such action, Bank may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so. All sums so advanced or paid, including all sums advanced or paid by Bank in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, attorney's fees, fines, or other penalty payments, shall be at once repayable by Borrowers and all sums so advanced or paid shall become a part of the Bank Indebtedness.

      The Environmental Affiliates will maintain all licenses, permits, approvals and authorizations required under applicable Environmental Requirements. In connection with off-site treatment, storage, handling, transportation or disposal of Special Materials, the Environmental Affiliates will conduct such activities only at facilities and with carriers who operate in compliance with all Environmental Requirements and will obtain certificates of compliance or disposal from all contractors retained in connection with such activities.

      11.4.  Notices. In the event any Borrower becomes aware of any past,
             -------
present or future facts or circumstances which have given rise or could give rise to a claim against any Environmental Affiliate related to a failure to comply with any Environmental Requirements, Borrowers will promptly give Bank notice thereof, together with a written statement of an officer of Borrowers setting forth the details thereof and the action with respect thereto taken or proposed to be taken by the Environmental Affiliates.

      11.5.  Indemnity. Borrowers agree to indemnify, defend and hold harmless
             ---------
Bank, its parents, subsidiaries, successors and assigns, and any officer, director, shareholder, employee, Affiliate or agent of Bank, for all loss, liability, damage, cost and expenses, including, without limitation, attorney's fees and disbursements (including the reasonable allocated cost of in-house counsel and staff) arising from or related to (a) the release of any Special Materials at any facility at any time owned, leased or operated by Borrowers or any of their Subsidiaries, (b) the release of any Special Materials treated, stored, transported, handled, generated or disposed of by or on behalf of Borrowers or any of their Subsidiaries at any third party owned site, (c) any claim against any Environmental Affiliate that they have failed to comply with all Environmental Requirements, and (d) the breach by Borrowers of any representation or covenant in this Section 11.
                                   ----------

      11.6.  Testing. After the occurrence and during the continuation of an
             -------
Event of Default, Bank shall have the right from time to time to designate such persons ("Environmental Consultants") as Bank may select to visit, inspect, examine and test all properties owned, leased or operated by and all products and wastes generated, treated, stored, transported, handled or disposed of by or on behalf of any Environmental Affiliate, for the purpose of investigating compliance with Environmental Requirements, any actual or potential claims related thereto, and any condition which could result in potential liability, cost or expenses to the Bank. Borrowers will permit, and will cause all Environmental Affiliates to permit, such Environmental Consultants to have access to all of such properties, products and wastes and all books, records and reports related to compliance by the Environmental Affiliates with all Environmental Requirements. Borrowers will supply, and will cause all Environmental Affiliates to supply, Bank or the Environmental Consultants with all information, records, correspondence, audits, reviews and materials related to compliance by the Environmental Affiliates with all Environmental Requirements and will make available to Bank or the Environmental Consultants appropriate personnel employed by or consultants retained by the Environmental Affiliates having knowledge of such matters.

      The cost of such visits, inspections, examination and tests shall be borne by the Borrowers. In the event Bank pays such costs, such sums shall be at once repayable by Borrowers and all sums so advanced or paid by Bank shall become part of the Bank Indebtedness. Notwithstanding the foregoing, the Bank shall have no obligation to perform any tests, examinations or inspections or to monitor the Environmental Affiliates' compliance with all Environmental Requirements.

      11.7.  Survival. The representations and covenants of Borrowers contained
             --------
in this Section 11, including without limitation the indemnification obligation
        ----------
of Borrowers, shall survive the occurrence of any event whatsoever, including the payment of the Bank Indebtedness or any investigation by or knowledge of Bank.

      11.8.  Definitions. For purposes of the foregoing:
             -----------

             (a) "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Requirements.

             (b) "Environmental Requirements" means any and all applicable federal, state or local laws, statutes, ordinances, regulations or standards, administrative or court orders or decrees, common law doctrines or private agreements, relating to (i) pollution or protection of the environment and natural resources, (ii) exposure of employees or other persons to Special Materials, (iii) protection of the public health and welfare from the effects of Special Materials and their products, by-products, wastes, emissions, discharges or releases, and (iv) regulation, licensing, approval or authorization of the manufacture, generation, use, formulation, packaging, labeling, transporting, distributing, handling, storing or disposing of any Special Materials.

             (c) "Special Materials" means any and all materials which, under Environmental Requirements, require special handling in use, generation, collection, storage, treatment or disposal, or payment of costs associated with responding to the lawful directives of any court or agency of competent jurisdiction. Special Materials shall include, without limitation: (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by product of any substance specified in or regulated or otherwise affected by any Environmental Requirements (including but not limited to any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended or any similar state or local law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polycholorinated biphenyls, radon, urea formaldehyde and lead-containing materials.

12.   CONDITIONS OF CLOSING. The obligation of Bank to make available the Line
      ---------------------
is subject to the performance by Borrowers of all of their agreements to be performed hereunder and to the following further conditions (any of which may be waived by Bank):

      12.1.  Loan Documents. Borrowers and all other required persons and
             ---------------
entities will have executed and delivered to Bank the Loan Documents.

      12.2.  Representations and Warranties. All representations and warranties
             ------------------------------
of Borrowers set forth in the Loan Documents will be true at and as of the date hereof.

      12.3.  No Default.  No condition or event shall exist or have occurred
             ----------
which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

      12.4.  Proceedings and Documents. All proceedings taken by Borrowers in
             -------------------------
connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Bank and Bank's counsel, and Bank shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions. Borrowers shall have delivered to Bank a certificate, in form and substance satisfactory to Bank, dated the date hereof and signed on behalf of the Borrowers by an officer of Borrowers, certifying (a) true copies of the Articles of Incorporation and bylaws of the Borrowers in effect on such date, (b) true copies of all corporate actions taken by Borrowers relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers of the Borrowers authorized to execute and deliver this Agreement and the other Loan Documents. Bank may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been received by Bank.

      12.5.  Certification for Phoenix Location. Bank shall have received the
             ----------------------------------
certification, in the form attached hereto as Exhibit "C", of Borrowers regarding the status of the lease for the Borrowers' Phoenix location.

      12.6.  Delivery of Other Documents. The following documents shall have
             ---------------------------
been delivered by or on behalf of Borrowers to Bank:

             (a) Good Standing and Tax Lien Certificates. A good standing
                 ---------------------------------------
subsistence certificate certifying to the good standing subsistence and corporate status of each Borrower, good standing/foreign qualification certificates from all other jurisdictions in which each Borrower is required to be qualified to do business, and tax lien certificates for that Borrower from each jurisdiction in which that Borrower is required to be qualified to do business.

             (b) Authorization Documents. Evidence of authorization of
                 -----------------------
Borrowers' execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

             (c) Insurance. Evidence of the insurance coverage required under
                 ---------
Section 8.12.
- ------------

             (d) Opinion of Counsel. An opinion of counsel for Borrowers in form
                 ------------------
and content satisfactory to Bank.

             (e) Lien Search.  Copies of record searches (including UCC searches
                 -----------
and judgments, suits, tax and other lien searches) confirming that Bank has a first priority security interest in the Collateral, except as otherwise provided in this Agreement, acceptable to Bank.

             (f) No Material Adverse Change. Evidence satisfactory to the Bank
                 --------------------------
that no material adverse change has occurred with respect to the Borrowers since March 31, 1996.


             (g) Licenses and Approvals.  Copies of all licenses, approvals,
                 ----------------------
consents, authorizations and filings of Borrowers, required or necessary for the operation by Borrowers of their business.

             (h) Other Documents. Such other documents as may be required to be
                 ---------------
submitted to Bank by the terms hereof or of any Loan Document.

13.  CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES. Without limiting Bank's
     -----------------------------------------
discretion to make advances under the Line subsequent to the date hereof, subsequent advances shall be conditioned upon the following conditions and each request by Borrowers for an advance shall constitute a representation by Borrowers to Bank that each condition has been met or satisfied:

     13.1.   Representations and Warranties. All representations and warranties
             ------------------------------
of Borrowers contained herein, other than those set forth in Sections 7.4, 7.5
                                                             -----------------
and 7.6 or in the Loan Documents, shall be true at and as of the date of such
- -------
advance as if made on such date, and each request for an advance shall constitute reaffirmation by Borrowers that such representations and warranties are then true.

     13.2.   No Default. No condition or event shall exist or have occurred at
             ----------
or as of the date of such advance which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

     13.3.   Other Requirements.  Bank shall have received all certificates,
             ------------------
authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Bank may reasonably request.

14.  DEFAULT AND REMEDIES.
     --------------------

     14.1.   Events of Default. The occurrence of any one or more of the
             -----------------
following events shall constitute an Event or Events of Default hereunder:

             (a) The failure of Borrowers to pay any amount of principal or interest on the Line Note, Secured Subordinated Notes or any fee or other sums payable hereunder, or any other Bank Indebtedness within three (3) Business Days of the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise;

            (b) The failure of Borrowers to duly perform or observe any obligation, covenant or agreement on their part contained herein or in any other Loan Document or any Secured Subordinated Note Document not otherwise specifically constituting an Event of Default under this Section 14.1 and such
                                                         ------------
failure continues unremedied for a period of thirty (30) days after the earlier of (i) notice from Bank to Borrowers of the existence of such failure, or (ii) any officer or principal of any Borrower knows or should have known of the existence of such failure, provided that, in the event such failure is incapable of remedy or consists of a default of any of the financial covenants in Section
                                                                        -------
9, or was wilfully caused or permitted by a Borrower, Borrowers shall not be
- -
entitled to any notice or grace hereunder;

            (c) The failure of any Borrower to pay any Indebtedness for borrowed money due to any third Person in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or the existence of any other event of default under any loan agreement, security agreement, mortgage or other agreement pertaining to any such Indebtedness binding any Borrower, after the expiration of any notice and/or grace periods permitted in such documents;

            (d) The failure of any Borrower to pay or perform any other obligation to Bank under any other agreement or note or otherwise arising, whether or not related to this Agreement or any other Indebtedness Documents, after the expiration of any notice and/or grace periods permitted in such documents;

            (e) The adjudication of any Borrower as a bankrupt or insolvent, or the entry of an Order for Relief against any Borrower or the entry of an order appointing a receiver or trustee for any Borrower of any of its property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

            (f) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or (unless dismissed within 90 days) against any Borrower or any Borrower makes an assignment for the benefit of creditors, or any Borrower takes any action to authorize any of the foregoing;

            (g) The suspension of the operation of any Borrower's present business, or any Borrower becoming unable to meet its debts as they mature, or the admission in writing by any Borrower to such effect, or any Borrower calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;

            (h) All or any part of the Collateral or the assets of any Borrower are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors;

            (i) The entry of a final judgment for the payment of money against any Borrower which, within thirty (30) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within thirty (30) days after the expiration of any such stay;

            (j) Any representation or warranty of Borrowers in any of the Indebtedness Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by Borrowers pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

            (k) A Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

            (l) Any Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts any Borrower from conducting all or any material part of its business;

            (m) A material and adverse change occurs in any of any Borrower's operations, management or financial condition or in the value of the Collateral;

            (n) Any uninsured damage to, or loss, theft, or destruction of, any of the Collateral occurs in an amount in excess of Five Hundred Thousand Dollars ($500,000.00);

            (o) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial curtailment of production or other revenue producing activities at any facility of any Borrower for more than thirty (30) consecutive days;

            (p) Any change in the stock ownership of any Subsidiary, any issuance of stock, debentures, warrants or other securities of any Borrower which would cause a breach of Section 8.20 or any pledge of the stock of any
                              ------------
Borrower other than National Media;

            (q) The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by a Borrower; any stockholder of a Borrower; or any Borrower denies that it has any or any further liability or obligation hereunder or thereunder; or

      All time periods for notice, grace and cure provided in this Section 14.1
                                                                   ------------
shall run concurrently with any notice, grace or cure periods provided for Borrowers' benefit under any of the Loan Documents or any of the Secured Subordinated Note Documents.

      14.2.  Remedies.  At the option of the Bank upon the occurrence and during
             --------
the continuance of an Event of Default, or at any time thereafter:

             (a) The entire unpaid principal of the Line, the Secured Subordinated Notes, all other Bank Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrowers to Bank hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice. Bank agrees to provide written notice to Borrowers of its acceleration of the Bank Indebtedness pursuant to this provision;

             (b) The Line will immediately terminate and the Borrowers will receive no further extensions of credit thereunder;

             (c) Bank may increase the interest rate on the Line and the Secured Subordinated Note to the applicable default rate set forth herein, without notice (except as specifically required hereunder);

             (d) Bank may enter the premises occupied by any Borrower and take possession of the Collateral and any records relating thereto; and/or

             (e) Bank may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

     If an Event of Default occurs under Section 14.1(e) or (f), all Bank
                                         ---------------    ---
Indebtedness shall become immediately due and payable.

     14.3.  Sale or Other Disposition of Collateral. The sale, lease or other
            ---------------------------------------
disposition of the Collateral, or any part thereof, by Bank after an Event of Default may be for cash, credit or any combination thereof, and Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Bank Indebtedness then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Bank may cause the Collateral to remain on Borrowers' premises or otherwise or to be removed and stored at premises owned by other persons, at Borrowers' expense, pending sale or other disposition of the Collateral. Borrowers, at Bank's request, shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Bank at a place to be designated by Bank. Bank shall have the right to conduct such sales on Borrowers' premises, at Borrowers' expense, or elsewhere, on such occasion or occasions as Bank may see fit. Any notice required to be given by Bank of a sale, lease or other disposition or other intended action by Bank with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to Borrowers at the address specified in Section 15.1
                                                                    ------------
below, at least five (5) business days prior to such proposed action, shall constitute fair and reasonable notice to Borrowers of any such action. The net proceeds realized by Bank upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Bank in connection therewith and all other costs and expenses related thereto including attorney fees, shall be applied in such order as Bank, in its sole discretion, elects, toward satisfaction of the Bank Indebtedness. Bank shall account to Borrowers for any surplus realized upon such sale or other disposition, and Borrowers shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Bank's security interest in the Collateral. Borrowers agree that Bank has no obligation to preserve rights to the Collateral against any other parties. Bank is hereby granted a license or other right to use, after an Event of Default, without charge, Borrowers' labels, general intangibles, intellectual property, equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any inventory or other Collateral and Borrowers' rights under all contracts, licenses, approvals, permits, leases and franchise agreements shall inure to Bank's benefit. Bank shall be under no obligation to marshall any assets in favor of Borrowers or any other party or against or in payment of any or all of the Bank Indebtedness.

      14.4.  Actions with Respect to Accounts. Borrowers hereby irrevocably
             --------------------------------
make, constitute and appoint Bank (and any of Bank's designated officers, employees or agents) as their true and lawful attorney-in-fact, with full power of substitution, with power to sign its name and to take any of the following actions, in its name or the name of Bank, as Bank may determine, without notice to Borrowers and at Borrowers' expense:

             (a) Verify the validity and amount of or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise;

             (b) Notify all account debtors that Borrowers' accounts have been assigned to Bank and that Bank has a security interest therein, provided that such notification shall only be given prior to the occurrence of an Event of Default if notice is required to protect or perfect the Bank's security interests in the Collateral;

             (c) Upon the occurrence and during the continuation of an Event of Default direct all account debtors to make payment of all Borrowers' accounts directly to Bank and forward invoices directly to such account debtors;

             (d) Upon the occurrence and during continuation of an Event of Default take control in any manner of any cash or non-cash items of payment or proceeds of such accounts;

             (e) Upon the occurrence and during continuation of an Event of Default notify the United States Postal Service to change the address for delivery of mail addressed to any Borrower to such address as Bank may designate;

             (f) Upon the occurrence and during continuation of an Event of Default have access to any lockbox or postal boxes into which Borrowers' mail is deposited and receive, open and dispose of all mail addressed to any Borrower (any sums received pursuant to the exercise of the rights provided in Sections 14.4(a) through (f) above may, at Bank's option, be
                   ----------------------------
deposited in the cash collateral account provided for herein);

             (g) Upon the occurrence and during continuation of an Event of Default take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to any accounts;

             (h) Upon the occurrence and during continuation of an Event of Default, enforce payment of and collect any accounts, by legal proceedings or otherwise, and for such purpose Bank may:

                 (i) Demand payment of any accounts or direct any account debtors to make payment of accounts directly to Bank;

                (ii) Receive and collect all monies due or to become due to any Borrower;

               (iii) Exercise all of Borrowers' rights and remedies with respect to the collection of accounts;

                (iv) Settle, adjust, compromise, extend, renew, discharge or release the accounts;

                 (v) Sell or assign the accounts on such terms, for such amount and at such times as Bank deems advisable;

                (vi) Prepare, file and sign Borrowers' name or names on any Proof of Claim or similar document in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

               (vii) Prepare, file and sign Borrowers' name or names on any Notice of Lien, Claim of Mechanic's Lien, Assignment or Satisfaction of Lien or Mechanic's Lien or similar document in connection with the Collateral;

              (viii) Endorse the name of any Borrower upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the accounts or goods pertaining thereto or upon any checks or other media of payment or evidences of a security interest that may come into Bank's possession;

                (ix) Sign the name of any Borrower to verifications of accounts and notices thereof sent by account debtors to Borrowers; or

                 (x) Take all other actions necessary or desirable to protect Borrowers' or Bank's interest in the accounts.

Borrowers ratify and approve all acts of said attorneys and agrees that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except willful misconduct. This power, being coupled with an interest, is irrevocable. Borrowers agree to assist the Bank in the collection and enforcement of its accounts and not to hinder, delay or impede the Bank in its collection or enforcement of said accounts.

      14.5.  Set-Off. Without limiting the rights of Bank under applicable law,
             -------
Bank has and may exercise a right of set-off, a lien against and a security interest in all property of Borrowers now or at any time in Bank's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank, as security for all Bank Indebtedness. At any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of Borrowers against any or all of the Bank Indebtedness and the Borrowers' obligations under the Loan Documents. If any bank account of any Borrower with Bank is attached or otherwise liened or levied upon by any third party, Bank need not await the running of any applicable grace period hereunder, but Bank shall have and be deemed to have the immediate right of set-off and may apply the funds or amount thus set-off against Borrowers obligations to the Bank.

      14.6.  Delay or Omission Not Waiver. Neither the failure nor any delay on
             ----------------------------
the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof. No course of dealing between Bank and Borrowers shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of Borrowers.

     14.7.  Remedies Cumulative; Consents. The rights, remedies, powers and
            -----------------------------
privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity. Whenever the Bank's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Bank.

     14.8.  Certain Fees, Costs, Expenses and Expenditures. Borrowers agree to
            ----------------------------------------------
pay on demand all costs and expenses of Bank, including without limitation:

            (a) all costs and expenses in connection with the preparation, review, negotiation, execution and delivery of the Indebtedness Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, reasonable attorney's fees and expenses, and the cost of appraisals and reappraisals of Collateral performed after the occurrence or during the continuation of an Event of

Default), and the cost of periodic lien searches and tax clearance certificates, as Bank deems advisable;

            (b) all losses, costs and expenses in connection with the enforcement, protection and preservation of the Bank's rights or remedies under the Indebtedness Documents, or any other agreement relating to any Bank Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Bank (including without limitation court costs, attorney's fees and expenses of accountants and appraisers); and

            (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Indebtedness Documents, and all liabilities to which Bank may become subject as the result of delay in paying or omission to pay such taxes.

      In the event Borrowers shall fail after written notice form the Bank to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Indebtedness Documents, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable attorney's fees and expenses, filing fees and other charges) shall be payable by Borrowers on demand and shall constitute part of the Bank Indebtedness. Nothing contained in this provision shall preclude the Bank from taking any immediate action it deems necessary to preserve and protect its interest in the Collateral. Borrowers agree to pay the costs and expenses incurred by the Bank associated with any such immediate action.

      With respect to any amount required to be paid by Borrowers under this Section, in the event Borrowers fail to pay such amount on demand, Borrowers shall also pay to Bank interest thereon at the default rate set forth in Section
                                                                         -------
4.2 for the Line. Borrowers' obligations under this Section shall survive
- ---
termination of this Agreement.

      14.9.  Time is of the Essence. Time is of the essence in Borrowers'
             ----------------------
performance of its obligations under the Loan Documents.

     14.10.  Acknowledgement of Confession of Judgment Provisions.  BORROWERS
             ----------------------------------------------------
ACKNOWLEDGE AND AGREE THAT THE NOTE AND THE LOAN DOCUMENTS CONTAIN PROVISIONS WHEREBY BANK MAY ENTER JUDGMENT BY CONFESSION AGAINST BORROWERS. BEING FULLY AWARE OF THEIR RIGHTS TO PRIOR NOTICE AND HEARING ON THE QUESTION OF THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST THEM BY BANK UNDER THE NOTE AND LOAN DOCUMENTS, BEFORE JUDGMENT CAN BE ENTERED, BORROWERS HEREBY WAIVE THESE RIGHTS AND AGREE AND CONSENT TO BANK ENTERING JUDGMENT AGAINST BORROWERS BY CONFESSION. ANY PROVISION IN A CONFESSION OF JUDGMENT IN ANY OF THE LOAN DOCUMENTS FOR AN ATTORNEY'S COLLECTION COMMISSION SHALL IN NO WAY LIMIT BORROWERS' LIABILITY TO REIMBURSE BANK FOR ALL LEGAL FEES ACTUALLY INCURRED BY BANK, EVEN IF SUCH FEES ARE IN EXCESS OF THE

ATTORNEY'S COLLECTION COMMISSION PROVIDED FOR IN SUCH CONFESSION OF JUDGMENT.

15.  COMMUNICATIONS AND NOTICES.
     --------------------------

     15.1.  Communications and Notices. All notices, requests and other
            --------------------------
communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

     To Borrowers:

          National Media Corporation
          1700 Market Street
          Philadelphia, PA 19103
          Attention:  James Gallagher, Chief Financial Officer
          Telecopy Number: (215) 772-5038

     With a copy to:

          Klehr, Harrison, Harvey, Branzburg, & Ellers
          1401 Walnut Street
          Philadelphia, PA 19102
          Attention:  Richard Roisman, Esquire
          Telecopy Number: (215) 568-6603

     To Bank:

          Meridian Bank
          Great Valley Corporate Center, Suite 200
          55 Valley Stream Parkway
          Malvern, PA 19355
          Attention:  Ash R. Lilani, Banking Officer
          Telecopy Number: (610) 251-5929

      With a copy to:

           Lesser & Kaplin, P.C.
           350 Sentry Parkway, Building 640
           Blue Bell, Pennsylvania 19422
           Attention:  Sara Lee Keller-Smith, Esquire
           Telecopy Number: (610) 828-1555/0461

16.  DEFINITIONS.  The following words and phrases as used in capitalized form
     -----------
in this Agreement, whether in the singular or plural, shall have the meanings indicated:

      16.1.  "Accounting Terms". As used in this Agreement, or any certificate,
              -----------------
report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

      16.2.  "Affiliate", as to any Person, means each other Person that
              ----------
directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

      16.3.  "Bank Indebtedness" shall mean all obligations and Indebtedness of
              ------------------
Borrowers to Bank, whether now or hereafter owing or existing, including, without limitation, all obligations under the Indebtedness Documents, all Foreign Exchange Contract Risk incurred by Bank for the benefit of Borrowers, all obligations to reimburse Bank for payments made by Bank pursuant to any letter of credit issued for the account or benefit of Borrowers by Bank all other obligations or undertakings now or hereafter made by or for the benefit of Borrowers to or for the benefit of Bank under any other agreement, promissory note or undertaking now existing or hereafter entered into by Borrowers with Bank, including, without limitation, all obligations of Borrowers to Bank under any guaranty or surety agreement and all obligations of Borrowers to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank, together with all interest and other sums payable in connection with any of the foregoing.

     16.4.  "Barclays Lien" means those certain security interests, liens and
             --------------
pledges given by Quantum and the foreign Subsidiaries of National Media, Media Arts and Quantum to Barclays Bank PLC to secure the Barclays Loan.

     16.5.  "Barclays Loan" means that certain overdraft line extended by
             --------------
Barclays Bank PLC to Quantum in an aggregate amount not to exceed One Million Dollars ($1,000,000.00).

     16.6.  "Business Day" means any day except a Saturday, Sunday or other day
             -------------
on which commercial banks in Philadelphia, Pennsylvania are authorized by law to close.

     16.7.  "Capital Expenditures" means any expenditure that would be
             ---------------------
classified as a capital expenditure on a statement of cash flow of Borrowers prepared in accordance with GAAP.

      16.8.  "Capitalized Leases" means all lease obligations which have been
             --------------------
or should be, in accordance with GAAP, capitalized on the books of the lessee.

      16.9.  "Capitalized Lease Obligations" means all amounts payable with
             -------------------------------
respect to a Capitalized Lease.

      16.10.  "Commercial Rate Loans" means loans and advances extended by Bank
              -----------------------
to Borrowers under the Line bearing interest at the National Commercial Rate.

      16.11.  "Corporation" means a corporation, partnership, trust,
              -------------
unincorporated organization, association or joint stock company.

      16.12.  "Current Assets" at a particular date means the aggregate amount
              ----------------
of all assets of Borrowers which would be classified as current assets on a balance sheet at such date, in accordance with GAAP.

      16.13.  "Current Liabilities" at a particular date means the liabilities
              ---------------------
(including tax and other proper accruals) of Borrowers which would be included as current liabilities on a balance sheet of Borrowers at such date, in accordance with GAAP.

      16.14.  "EBITDA" for any period, means earnings of Borrowers for such
              --------
period, plus the aggregate amounts deducted in determining such earnings in respect of (i) interest payable on Indebtedness of Borrowers for such period,
(ii) income taxes for period, and (iii) depreciation and amortization for such period, each determined in accordance with GAAP.

      16.15.  "Environmental Affiliate" means Borrowers and any other Person for
              -------------------------
whom Borrowers at any time has any liability (contingent or otherwise) with respect to any claims arising out of the failure of Borrowers or such Person to comply with all applicable Environmental Requirements.

      16.16.  "Event of Default" means each of the events specified in
              ------------------
Section 14.1.
- -------------
      16.17.  "Foreign Exchange Agreement" means that certain International
              ----------------------------
Foreign Exchange Master Agreement dated April 19, 1996 by and between Borrowers and CoreStates Bank, N.A.

      16.18.  "Foreign Exchange Contract Risk" means, as to any issuer, as
              --------------------------------
follows:

              (a) a twenty percent (20%) market risk reserve of the total dollar value of all outstanding foreign currency forward contracts between that issuer and Borrowers; provided that the Gross Foreign Exchange Contract Risk shall not exceed Fifty Million Dollars ($50,000,000.00) at any time, and

              (b) a one hundred percent (100%) delivery risk reserve for the total dollar value of each foreign currency forward contracts or foreign currency spot contracts; provided that the issuer's delivery risk on any one forward or spot contract shall not exceed Ten Million Dollars

($10,000,000.00) and all issuers will not deliver on any one day forward and/or spot contracts with an aggregate value in excess of Ten Million Dollars ($10,000,000.00).

      16.19.  "GAAP" means generally accepted accounting principles in the
              ------
United States of America, in effect from time to time, consistently applied and maintained.

      16.20.  "Gross Foreign Exchange Contract Risk" means the total dollar
              --------------------------------------
value of all outstanding foreign currency contracts between all issuers and Borrowers.

      16.21.  "Indebtedness", as applied to a Person, means:
              --------------

              (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

              (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

              (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

      16.22.  "Indebtedness Documents" means all the Loan Documents, all Secured
              ------------------------
Subordinated Note Documents and the Foreign Exchange Agreement.

      16.23.  "LIBOR Loans" means loans and advances extended by Bank to
              -------------
Borrowers under the Line bearing interest at the LIBOR Rate.

      16.24.  "LIBOR Rate" means for any day during each Rate Period the per
              ------------
annum rate of interest (computed on a basis of a year of 360 days and actual days elapsed) determined by Bank by adding (a) the per annum rate of interest estimated in good faith by Bank in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rate per annum for deposits, in an amount of U.S. Dollars comparable to the amount of principal relating to such Rate Period and having maturities comparable to such Rate Period, offered to major money center banks in the London interbank market at or about 11:00 a.m., London time, two London business days prior to such Rate Period, and (b) one and one-quarter percent (1 1/4 %). In the event that the LIBOR Rate is unavailable or cannot be ascertained, Bank shall have the right to designate the LIBOR Rate on such basis as it shall reasonably determine.

      16.25.  "Line Amount" shall mean Twenty Million Dollars ($20,000,000.00);
              -------------
provided however, that if Borrowers fail to consummate the Secondary Offering on or before December 31, 1996, the Line Amount shall automatically reduce to Fifteen Million Dollars ($15,000,000.00).

      16.26.  "Loan Documents" means this Agreement, the Existing Loan
              ----------------
Agreement, the Line Note, and all other documents, executed or delivered by Borrowers pursuant to this Agreement or the Existing Loan Agreement, as they may be amended from time to time.

      16.27.  "Media Consolidated" shall have the meaning set forth in
              --------------------
Paragraph A of the Background.
- -----------
      16.28.  "National Commercial Rate" means a floating annual rate of
              --------------------------
interest that is designated from time to time by the Bank as the National Commercial Rate and is used by the Bank as a reference base with respect to different interest rates charged to borrowers. The Bank's determination and designation from time to time of the National Commercial Rate shall not in any way preclude the Bank from making loans to other borrowers at a rate which is higher or lower than or different from the National Commercial Rate.

      16.29.  "Note and Purchase Agreement" shall have the meaning set forth in
              -----------------------------
Paragraph A of the Background.
- -----------
      16.30.  "Note Pledge Documents" means those certain Pledge Agreements
              -----------------------
dated October 19, 1994 given by National Media and Media Arts to Safeguard, as assigned to Bank pursuant to the Purchase Agreement, together with all blank stock powers, original stock certificates and any other documents and agreements executed and/or delivered in connection with any of the foregoing, as the same may be amended from time to time.

      16.31.  "Note Security Documents" means those certain Security Agreements
              -------------------------
and Trademark Security Agreements dated October 19, 1994 given by National Media and Media Arts to Safeguard and that certain Copyright Collateral Assignment and Agreement dated October 19, 1994 given by Media Arts to Safeguard, all as assigned to Bank pursuant to the Purchase Agreement, together with all UCC-1 financing statements, UCC-3 assignment statements and any other documents and agreements executed and/or delivered in connection with any of the foregoing, as the same may be amended from time to time.

      16.32.  "Notification" means telephonic notice (which shall be
              --------------
irrevocable) by Borrowers to Bank that Borrowers have requested that LIBOR Rate or the Certificate Rate shall apply to some portion of the principal amount of the Line in accordance with the provisions of Section 3.1 hereof, which notice
                                              -----------
shall be given no later than 10:00 a.m. Philadelphia time, on the day which at least two (2) Business Days prior to the day (for LIBOR Loans) or the day (for Certificate Rate Loans) (which shall be a day on which Bank is open for business) on which such election is to become effective, which notice shall specify (a) which interest rate option is selected; (b) the principal amount of the Line to be subject to such rate(s); (c) whether such amount is a new advance, a renewal of a previous request of such rate, a conversion from one interest rate to another, or a combination thereof; (d) the Rate Period(s) (if required) selected; and (e) the date on which such request is to become effective.

      16.33.  "Person" means an individual, a Corporation or a government or any
              --------
agency or subdivision thereof, or any other entity.

      16.34.  "Prestige Group" shall have the meaning set forth in Section 8.7
              ----------------                                     -----------
hereof.

      16.35.  "Purchase Agreement" shall have the meaning set forth in
              --------------------
Paragraph C of the Background.
- -----------

      16.36.  "Rate Period" means for any portion of principal of the Line for
              -------------
which Borrowers elect the LIBOR Rate, the period of time for which such rate shall apply to such principal portion. Rate Periods for principal earning interest at the LIBOR Rate shall be for periods of 30, 60 or 90 days, and for no other lengths of time, provided that, no Rate Period may end after the Contract Period.

      16.37.  "Safeguard" shall have the meaning set forth in Paragraph A of the
              -----------                                     ----------
Background.

      16.38.  "Secondary Offering" means a certain proposed public offering for
              --------------------
sale by National Media of its stock to occur between the date of this Agreement and December 31, 1996, pursuant to which National Media will attempt to raise at least Twenty Million Dollars ($20,000,000.00) of additional capital.

      16.39.  "Secured Subordinated Notes Documents"  means the Note and
              --------------------------------------
Purchase Agreement, the Secured Subordinated Notes, the Note Security Documents, the Note Pledge Agreements and any other documents and agreements executed and/or delivered in connection with any of the foregoing, as the same may be amended from time to time.

      16.40.  "Secured Subordinated Notes" shall have the meaning set forth in
              ----------------------------
Paragraph A of the Background.
- -----------
      16.41.  "Subsidiary" means a Corporation (a) which is organized under the
              ------------
laws of the United States or any State thereof, or any other county or jurisdiction, (b) which conducts substantially all of its business and has substantially all of its assets within the United States, and (c) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by Borrowers or one or more of their Subsidiaries.

      16.42.  "Tangible Net Worth", as applied to Borrowers means the remainder
              --------------------
after deducting from the sum of all assets (net of reserve for uncollectible accounts, depreciation, amortization, obsolescence and the like) properly appearing on a balance sheet of Borrowers prepared in accordance with GAAP, the following:

              (a)  all Indebtedness of Borrowers; and

              (b)  to the extent reflected as an asset in such balance sheet,
(i) the book amount of all assets which would be treated as intangibles under GAAP, including without limitation such items as organizational costs (as currently reflected on Borrowers' financial statements), goodwill, trademarks, trade names, service marks, brand names, franchises, copyrights, patents, licenses and rights with respect to the foregoing, and specifically excluding leasehold improvements and unamortized debt discount and expense, (ii) all deferred charges (excluding deferred charges related to show production, media, telemarketing and income taxes), (iii) any write-up in the book value of any asset resulting from a re-evaluation thereof subsequent to the acquisition thereof (except write-ups to actual value specifically approved by Bank),
(iv) the amount, if any, at which securities (other than Indebtedness in good standing) of any Person which is not readily marketable appear on the asset side of such balance sheet, (v) the amount, if any, at which inventories or securities appearing on the asset side of such balance sheet exceed the lower of cost or current market value thereof or the price at which such Person has agreed to sell such inventories or securities on an aggregate basis, (vi) the book amount of any asset which is subject to pledge, lien, encumbrance or charge (including any escrow or similar deposit) to secure the payment of any obligation or indemnity to the extent that the amount of such obligation or indemnity does not constitute Indebtedness of Borrowers or to the extent that the amount of such obligation or indemnity cannot be ascertained and (vii) loans and notes payable due to Borrowers from Affiliates, directors or officers of Borrowers.

      16.43. "Working Capital" as applied to Borrowers means the amount, as of
             -----------------
the date of determination thereof, equal to the difference between the aggregate Current Assets and the aggregate Current Liabilities (including without limitation all accrued dividends) of any Person, determined in accordance with GAAP.

      16.44. "Working Capital Ratio" as applied to Borrowers means the ratio,
             -----------------------
as of the date of determination thereof, of (a) the sum of (i) cash, plus
(ii) accounts receivables, plus (iii) inventory, plus (iv) prepaid media, over
(b) the sum of (i) the Bank Indebtedness (excluding any of Bank's Foreign Exchange Contract Risk) then outstanding, plus (ii) twenty percent (20%) of the Bank's committed Foreign Exchange Contract Risk."

17.   WAIVERS.
      --------

      17.1.  Waivers. In connection with any proceedings under the Indebtedness
             -------
Documents, including without limitation any action by Bank in replevin, foreclosure or other court process or in connection with any other action related to the Indebtedness Documents or the transactions contemplated hereunder, Borrowers waive:

             (a) all procedural errors, defects and imperfections in such proceedings;

             (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Indebtedness Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

             (c) all rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained under any of the Indebtedness Documents and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Bank;

             (d) presentment for payment, demand, notice of demand, notice of nonpayment, protest and notice of protest of any of the Indebtedness Documents, including the Note;

             (e) any requirement for bonds, security or sureties required by statute, court rule or otherwise;

             (f) any demand for possession of Collateral prior to commencement of any suit; and

             (g) all rights to claim or recover attorney's fees and costs in the event that Borrowers are successful in any action to remove, suspend or enforce a judgment entered by confession.

      17.2.  Forbearance.  Bank may release, compromise, forbear with respect
             -----------
to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Borrowers.

      17.3.  Limitation on Liability. Borrowers shall be responsible for and
             -----------------------
Bank is hereby released from any claim or liability in connection with:

             (a)  Safekeeping any Collateral;

             (b)  Any loss or damage to any Collateral;

             (c)  Any diminution in value of the Collateral; or

             (d)  Any act or default of another Person.

      Bank shall only be liable for any act or omission on its part constituting wilful misconduct. In the event that Bank breaches its required standard of conduct, Borrowers agrees that their liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event Borrowers bring suit against Bank in connection with the transactions contemplated hereunder and Bank is found not to be liable, Borrowers will indemnify and hold Bank harmless from all costs and expenses, including attorney's fees, incurred by Bank in connection with such suit. This Agreement is not intended to obligate Bank to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of Borrowers.

18.  SUBMISSION TO JURISDICTION.
     --------------------------

     18.1.  Submission to Jurisdiction. Borrowers hereby consent to the
            --------------------------
exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agrees that, subject to the Bank's election, all actions or proceedings relating to the Indebtedness Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrowers waive any objection which they may have based on lack of personal jurisdiction, improper venue or forum non
                                                               ---------
conveniens to the conduct of any proceeding in any such court and waives
- ----------
personal service of any and all process upon them, and consents that all such service of process be made by mail or messenger directed to them at the address set forth in Section 15.1. Borrowers hereby irrevocably appoint Marshall
             ------------
Fleisher as their agent for the purpose of accepting service of any process within the Commonwealth of Pennsylvania. Nothing contained in this Section 18.1
                                                                   ------------
shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against Borrowers or their property in the courts of any other jurisdiction.

19.  MISCELLANEOUS.
     -------------

     19.1.  Brokers. The transaction contemplated hereunder was brought about
            -------
and entered into by Bank and Borrowers acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrowers represent to Bank that Borrowers have not committed Bank to the payment of any brokerage fee or commission in connection with this transaction. Whether any such claim is made against Bank by any broker, finder or agent or any other Person, Borrowers agree to indemnify, defend and hold Bank harmless against any such claim, at Borrowers' own cost and expense, including Bank's attorneys' fees. Borrowers further agree that until any such claim or demand is adjudicated in Bank's favor, the amount claimed and/or demanded shall be deemed part of the Bank Indebtedness secured by the Collateral.

     19.2.  Use of Bank's Name. No Borrower shall use Bank's name or the name of
            ------------------
any of Bank's Affiliates in connection with any of its business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in its dealings with any governmental agency.

     19.3.  No Joint Venture. Nothing contained herein is intended to permit or
            ----------------
authorize Borrowers to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in Borrowers.

     19.4.  Survival.  All covenants, agreements, representations and warranties
            --------
made by Borrowers in the Loan Documents or made by or on its behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Bank or on its behalf and the making by Bank of the loans or advances to Borrowers. All statements contained in any certificate, statement or other document delivered by or on behalf of Borrowers pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrowers.

     19.5.  No Assignment by Borrower. No Borrower may assign any of its rights
            -------------------------
hereunder without the prior written consent of Bank, and Bank shall not be required to lend hereunder except to Borrowers as they presently exist.

     19.6.  Assignment or Sale by Bank. Bank may sell, assign or participate all
            --------------------------
or a portion of its interest in the Indebtedness Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to Borrowers in its possession.

     19.7.  Binding Effect. This Agreement and all rights and powers granted
            --------------
hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     19.8.  Severability. The provisions of this Agreement and all other
            ------------
Indebtedness Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

     19.9.  No Third Party Beneficiaries. The rights and benefits of this
            ----------------------------
Agreement and the Indebtedness Documents shall not inure to the benefit of any third party.

    19.10.  Modifications.  No modification of this Agreement or any of the
            -------------
Indebtedness Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

    19.11.  Holidays. If the day provided herein for the payment of any amount
            --------
or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

    19.12.  Law Governing. This Agreement has been made, executed and delivered
            -------------
in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth.

    19.13.  Integration.  The Indebtedness Documents shall be construed as
            -----------
integrated and complementary of each other, and as augmenting and not restricting Bank's rights, powers, remedies and security. The Indebtedness Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Indebtedness Documents, the terms of this Agreement shall prevail.

    19.14.  Exhibits and Schedules. All exhibits and schedules attached hereto
            ----------------------
are hereby made a part of this Agreement.

    19.15.  Headings. The headings of the Articles, Sections, paragraphs and
            --------
clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

    19.16.  Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

    19.17.  Joint and Several Liability. If there is more than one Borrower,
            ---------------------------
all agreements, conditions, covenants and provisions of the Loan Documents shall be the joint and several obligation of each Borrower.

    19.18.  Restatement. This Agreement amends and restates, but does not
            -----------
satisfy or repay, the obligations of the Borrowers as set forth in the Existing Loan Agreement. All references in the Indebtedness Documents to the "Loan Agreement" are hereby deemed to refer to this Agreement.

    19.19.  Waiver of Right to Trial by Jury. BORROWERS AND BANK WAIVE ANY
            --------------------------------
RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(a) ARISING UNDER ANY OF THE INDEBTEDNESS DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWERS OR BANK WITH RESPECT TO ANY OF THE INDEBTEDNESS DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWERS AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWERS AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWERS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND THEIR TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                          NATIONAL MEDIA CORPORATION


                          By: /s/ Constantinos I. Costalas
                             -------------------------------------------------
                          Constantinos I. Costalas, Vice Chairman
(CORPORATE SEAL)
                          QUANTUM NORTH AMERICA, INC.


                          By: /s/ John J. Sullivan
                             -------------------------------------------------
                          John J. Sullivan, Vice President
(CORPORATE SEAL)
                          QUANTUM INTERNATIONAL LIMITED


                          By: /s/ John J. Sullivan
                             -------------------------------------------------
                          John J. Sullivan, Treasurer
(CORPORATE SEAL)
                          POSITIVE RESPONSE TELEVISION, INC.


                          By: /s/ Constantinos I. Costalas
                             -------------------------------------------------
                          Constantinos I. Costalas, Vice President
(CORPORATE SEAL)
                          DIRECTAMERICA CORPORATION


                          By: /s/ Constantinos I. Costalas
                             -------------------------------------------------
                          Constantinos I. Costalas, Vice President
(CORPORATE SEAL)
                          MERIDIAN BANK


                          By: /s/ Ash R. Lilani
                             -------------------------------------------------
                          Ash R. Lilani, Banking Officer